Exhibit 3.1
Amendment dated October 2, 2012

RESTATED BY−LAWS
OF
VIRGIN MEDIA INC.
(hereinafter called the “Corporation”)

ARTICLE I
OFFICES
SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be located at 9 East Loockerman Street, City of Dover, County of Kent, in the State of Delaware 19901. The name of its registered agent at that address is National Registered Agents, Inc.
SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board Directors may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors as stated in the notice of meeting in a duly executed waiver of notice thereof. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect a Board of Directors in accordance with Section 1 of Article III of these amended and restated By-laws of the Corporation, as amended and restated from time to time (the “By-laws”) (subject to the rights, if any, of the holders of shares of preferred stock of the Corporation to nominate and elect a specified number of directors as provided in the Certificate of Incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”)), and transact such other business as may properly be brought before the meeting in accordance with these By-laws.

SECTION 3. SPECIAL MEETINGS. Except as otherwise required by applicable law or by the Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be called at any time solely by a majority vote of the Board of Directors, the Chairman of the Board of Directors, the President or a majority vote of a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call special meetings. Special meetings of stockholders may not be called by any other person or persons.
SECTION 4. ADVANCE NOTIFICATION OF BUSINESS TO BE TRANSACTED AT MEETINGS OF STOCKHOLDERS. To be properly brought before the annual or any special stockholders' meeting, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) solely in the case of the annual meeting, otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to notice of and to vote at an annual meeting and (ii) who comply with the notice procedures set forth in this Section 4.
In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder's written notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy-five (75) days nor more than ninety (90) days prior to the first anniversary of the date of the immediately preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission), whichever first occurs.
To be in proper written form, a stockholder's notice to the Secretary of the Corporation must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder proposing such business, (iii) the class or series and number of share capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.
Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual or any special stockholders' meeting except business brought before the meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business been properly brought before the meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 4, and if such officer shall so determine, such officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.
SECTION 5. ADVANCE NOTIFICATION OF NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the rights, if any, of the holders of shares of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.
Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set for in this Section 5.
In addition to any other applicable requirements, for a nomination made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder's written notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of: (x) an annual meeting, not less than seventy-five (75) days nor more than ninety (90) days prior to the first anniversary of the date of the immediately preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by Securities and Exchange Commission), whichever first occurs; and (y) a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made (which for this purpose shall include any and all filings of the Corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission).
To be in proper written form, a stockholder's notice to the Secretary of the Corporation must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder proposing such nomination, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by (i) a written consent of each proposed nominee to being named or referred to as a nominee and to serve as a director if elected and (ii) a statement whether the proposed nominee, if elected, intends to tender, promptly following that person's election, or has already tendered, an irrevocable resignation effective upon that person's failure to receive the required vote for re-election at any subsequent meeting at which that person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation's Corporate Governance Principles. The Corporation may require any proposed nominee to furnish such other information (which may include meetings to discuss the information) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was defective in accordance with the provisions of this Section 5, and if such officer shall also determine, such officer shall so declare to the meeting that any such defective nomination shall be disregarded.
SECTION 6. NOTICE. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting. At a special meeting of stockholders, only such business as is stated in such notice (or any supplement or amendment thereto) shall be acted upon thereat.
SECTION 7. QUORUM. Except as otherwise required by applicable law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 8 of this Article II.
SECTION 8. ADJOURNMENTS. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof or the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be sent to each stockholder of record entitled to notice of and to vote at the meeting in accordance with the requirements of Section 6 of this Article II.
SECTION 9. VOTING. Except as otherwise required by applicable law or by the Certificate of Incorporation and these By-laws, any question brought before any meeting of stockholders, other than the election of directors which is governed by Section 1 of Article III of these By-laws, shall be decided by the vote of the holders of a majority of the stock represented entitled to vote thereat, voting as a single class. Except as otherwise provided in the Certificate of Incorporation and subject to Section 5 of Article V of these By-laws, each stockholder represented at a meeting of stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 10 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer's discretion, may require that any votes cast at such meeting be cast by written ballot.
SECTION 10. PROXIES. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy but no proxy shall be voted on after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means which a stockholder may grant such authority:

(a)
A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b)
A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram, cablegram or other means of electronic transmission; provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspector, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reliable reproduction shall be a complete reproduction of the entire original writing or transmission.
SECTION 11. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of the Corporation registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. This list need not include electronic mail addresses or other electronic contact information. In the event that the Corporation determines to make the list available an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
SECTION 12. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 11 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
SECTION 13. CONDUCT OF MEETINGS. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the Chief Executive Officer, if any, or in the absence of the Chief Executive Officer by the President or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.
The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations adopted by the Board of Directors, the Chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted upon at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (e) restrictions on extensions to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants and (g) determining the form of the ballot (if any) to be used for voting on each matter upon which stockholders will vote at the meeting.
SECTION 14. INSPECTORS OF ELECTION. In advance of any meeting of the stockholders, the Board of Directors, or, if authorized by resolution of the Board of Directors, the Chairman or the President, shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation; provided that no director or candidate for the office of director shall act as an inspector of an election of directors. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by applicable law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
SECTION 15. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day preceding the day on which notice is given. A determination of stockholder of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board Directors may fix a new record date for the adjourned meeting.
ARTICLE III
DIRECTORS
SECTION 1. ELECTION OF DIRECTORS. Subject to the rights, if any, of the holders of shares of preferred stock of the Corporation as provided in the Certificate of Incorporation, and except as provided in Section 2 of this Article III, a nominee for director shall be elected to the Board of Directors if the votes cast for that nominee's election exceed the votes cast against that nominee's election (with "abstentions" and "broker nonvotes" not counted as a vote cast either "for" or "against" that nominee's election); provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 5 of Article II of these By-laws and (ii) such nomination has not been withdrawn by such stockholder as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for that meeting to the stockholders of the Corporation. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Each director so elected shall hold office as provided by Article V of the Certificate of Incorporation.
SECTION 2. VACANCIES. Except as otherwise required by applicable law or by the Certificate of Incorporation, any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected except in the case a director elected by a class or series of preferred stock of the Corporation which shall be governed by the provisions of the Certificate of Incorporation.
SECTION 3. DUTIES AND POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.
SECTION 4. MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or by a majority vote of the Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (4 hours before the date of the meeting, or personally or by telephone, telegram, telex or similar means of communication on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
SECTION 5. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint an person to act as Secretary of the meeting.
SECTION 6. RESIGNATIONS AND REMOVALS OF DIRECTORS. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of

Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights, if any, of the holders of shares of preferred stock of the Corporation as provided in the Certificate of Incorporation, any one of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of sixty-six and two thirds percent (66 2/3%) of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Section 6 as one class.
SECTION 7. QUORUM; ACTION OF THE BOARD OF DIRECTORS. Except as otherwise required by applicable law or by the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall no be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, and notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat.
SECTION 8. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
SECTION 9. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Members of the Board of Directors of the Corporation, or any committee duly designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.
SECTION 10. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at a meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by applicable law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Unless the Board of Directors or such committee shall otherwise provide, regular and special meetings and other actions of any committee shall be governed by the provisions of this Article III applicable to meetings and actions of the Board of Directors. Each committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time resolution adopted by the Board of Directors. Each committee shall keep regular minutes and report to the Board of Directors on a regular basis.

SECTION 11. FEES AND COMPENSATION. The directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors. Subject to applicable law and the rules and regulations of an securities exchange, inter−dealer quotation system or regulated quotation service on which securities of the Corporation are listed or admitted for trading such payment shall preclude any director from serving the Corporation or any subsidiary or affiliate thereof in any other capacity and receiving compensation therefore. Subject to applicable law and the rules and regulations of any securities exchange, inter−dealer quotation system or regulated quotation service on which securities of the Corporation are listed or admitted for trading, members of special or standing committees may be allowed compensation for service as committee members, such compensation to be determined by the Board of Directors or a separate committee thereof.
SECTION 12. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because any such director or officer is present at participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director or officer's votes are counted for such purpose if: (a) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contractor transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

***